UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 8, 2019 (February 5, 2019)

HIGHLANDS REIT, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55580	81-0862795
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
332 S Michigan Avenue, Ninth Floor
Chicago, IL 60604
(Address of Principal Executive Offices)
312-583-7990
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 5, 2019, the Compensation Committee (the “Committee”) of the Board of Directors of Highlands REIT, Inc. (the “Company”) approved a special bonus to Robert J. Lange, Executive Vice President, General Counsel and Secretary of the Company in recognition of Mr. Lange’s performance and in order to further incentivize and retain Mr. Lange. Under the terms of the special bonus, the Company will pay Mr. Lange in August 2019 a cash bonus of $225,000 and will issue to Mr. Lange a special stock award of 357,142 fully vested shares of Company common stock, subject to Mr. Lange remaining continuously employed through the August 2019 date of payment and share issuance. In addition, in August 2020, the Company will pay Mr. Lange an additional special cash bonus of $225,000 and will also issue to Mr. Lange a special stock award for a number of fully vested shares of Company stock equal to the quotient of (a) $125,000 divided by (b) the Company’s estimated per share valuation as of December 31, 2019, rounded up to the nearest whole share, subject to Mr. Lange remaining continuously employed through the August 2020 date of payment and share issuance. Mr. Lange’s special stock awards will be granted under and pursuant to the terms and conditions of the Highlands REIT, Inc. 2016 Incentive Award Plan and form of Stock Payment Award Agreement thereunder, previously filed by the Company.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Highlands REIT, Inc.

Date: February 8, 2019	By: /s/ Richard Vance Name: Richard Vance Title: President and Chief Executive Officer